news release
—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
616/365-1502
FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 5, 2007
Universal Forest Products reports record year
Fourth quarter hard hit by declining markets
Company well-positioned for growth in 2007 and beyond
GRAND RAPIDS, Mich., February 5, 2007 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported a record year including 2006 net earnings of $70.1 million, an increase of 4.1% over reported results for 2005. Net earnings for the quarter were $9.2 million, down 42.9% from 2005. In the fourth quarter of 2006, the Company’s income taxes were impacted by a federal research and development tax credit totaling $4.5 million (for tax years 2001 to 2006) and an expense of $1.1 million to record a valuation allowance against a deferred tax asset.
Net sales for the year were $2.66 billion, a 1.0% decrease from net sales of $2.69 billion for 2005. For the quarter, net sales were $499.2 million, down 23.6% from the same period in 2005. Net sales for the year and quarter were impacted by lower lumber prices.
“This year’s story is the story behind the numbers – the story of a motivated workforce focused on gaining market share, on continuous improvement, and on positioning Universal for the future,” said President and CEO Michael B. Glenn.
Glenn noted that the company’s performance reflects challenging market conditions including a 41% drop in single family housing starts for the quarter and an estimated 50% decrease in industry shipments of HUD-code manufactured housing for the quarter. He also noted that industry conditions in the fourth quarter of 2005 were extraordinarily strong due, in part, to demand associated with hurricanes Katrina and Rita.
—more—

Universal Forest Products, Inc.

In addition, sales were impacted by the lumber market, which was off 16% for the year and 23% for the quarter. By market, Universal posted the following gross sales results:
•	Annual D-I-Y retail sales of $962.2 million a 5.0% decrease from 2005. Fourth quarter sales to this market were down 24.4% from the same period last year;

•	Site-built construction sales of $811.9 million for 2006, up 7.7% over annual sales for 2005. Fourth quarter sales decreased 22.0% from 2005;

•	Industrial sales for the year of $550.7 million, an increase of 4.3% over 2005. Fourth quarter 2006 sales decreased 12.6% from the same period last year; and

•	Manufactured housing sales for 2006 of $382.2 million, down 13.1% for the year. Fourth quarter sales to this market were down 36.5% from 2005.
“Our people have a relentless focus on being the best supplier to our customers and on driving waste out of our operations and processes,” Glenn said. “We gained market share this quarter and set the stage for growth and opportunity in 2007 and beyond.”
In October 2006, the Company announced a growth plan that calls for attaining $4 billion in sales by 2010, among other goals. Glenn noted that the Company is making great early strides toward those goals. For example, in November the Company closed on the purchase of certain assets of the Banks Lumber division of Banks Corp. Banks Lumber had 2005 sales of $147 million. The Company anticipates a Feb. 12, 2007 close on the purchase of Aljoma Lumber, a manufacturer of pressure-treated wood serving Southern Florida and the Caribbean islands that reported $230 million in revenues for the fiscal year ended July 31, 2006.
OUTLOOK
The Company anticipates growth in its business in 2007. Key assumptions with respect to the Company’s 2007 outlook include:
•	A difficult housing market for the first half of 2007, which improves later in the year as the excess supply of new single-family homes subsides.

•	Stable or modest gains in home improvement expenditures driven by the continued growth of an aging housing stock, all-time home ownership rates, and strong home sales in recent years.

•	A continued oversupply of lumber, resulting in low prices.

•	Opportunities for market share gains in site-built construction, industrial business, and DIY, including consumer products.

•	The complete integration of strategic business acquisitions that occurred in 2006, such as Banks Lumber, and the completion of anticipated acquisitions in 2007, such as Aljoma Lumber.
—more—

Universal Forest Products, Inc.

With these factors in mind, the Company is targeting unit sales growth of 10% to 15% and net earnings growth of 5% to 10% in 2007 over 2006 net earnings, excluding the federal research and development tax credit and the deferred tax valuation allowance previously mentioned.
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EST on Tuesday, February 6, 2007. The conference call will be hosted by Executive Chairman William G. Currie, President and CEO Michael B. Glenn, and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (800) 901-5247 or internationally at (617) 786-4501. Use conference passcode #24434858.
The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a web cast at http://www.ufpi.com. A replay of the call will be available through Tues., March 6, 2007 domestically at (888) 286-8010 or internationally at (617) 801-6888. Please use replay ID number 45151545.
Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for D-I-Y retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood packaging for various industries. The company also provides framing services for the site-built sector. The Company has approximately 9,500 employees who work in more than 100 locations. For information about Universal Forest Products on the Internet, please visit the Company’s web site at http://www.ufpi.com, or call 888-Buy-UFPI.
Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the company’s reports on Form 10K and 10Q on file with the Securities and Exchange Commission.
FINANCIAL HIGHLIGHTS TO FOLLOW

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE TWELVE MONTHS ENDED
DECEMBER 2006/2005

	Quarter Period				Year to Date
(In thousands, except per share data)	2006		2005		2006		2005
NET SALES	$499,243	100%	$653,313	100%	$2,664,572	100%	$2,691,522	100%

COST OF GOODS SOLD	431,115	86.35	561,590	85.96	2,282,890	85.68	2,332,266	86.65

GROSS PROFIT	68,128	13.65	91,723	14.04	381,682	14.32	359,256	13.35

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	57,319	11.48	62,418	9.55	258,591	9.70	235,651	8.76

EARNINGS FROM OPERATIONS	10,809	2.17	29,305	4.49	123,091	4.62	123,605	4.59

OTHER EXPENSE (INCOME)
Interest expense	3,296	0.66	3,416	0.52	14,053	0.53	15,171	0.56
Interest income	(787)	-0.16	(452)	-0.07	(2,443)	-0.09	(1,098)	-0.04
Net (gain) loss on sale of real estate	(591)	-0.12	—	0.00	(654)	-0.02	(1,240)	-0.05

	1,918	0.38	2,964	0.45	10,956	0.41	12,833	0.48

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	8,891	1.78	26,341	4.03	112,135	4.21	110,772	4.12

INCOME TAXES	(203)	-0.04	9,045	1.38	38,760	1.45	41,050	1.53

EARNINGS BEFORE MINORITY INTEREST	9,094	1.82	17,296	2.65	73,375	2.75	69,722	2.59

MINORITY INTEREST	146	0.03	(1,113)	-0.17	(3,250)	-0.12	(2,349)	-0.09

NET EARNINGS	$9,240	1.85	$16,183	2.48	$70,125	2.63	$67,373	2.50

EARNINGS PER SHARE — BASIC	$0.49		$0.87		$3.73		$3.67

					$3.62		$3.53
EARNINGS PER SHARE — DILUTED	$0.48		$0.84

WEIGHTED AVERAGE SHARES OUTSTANDING	18,918		18,510		18,820		18,374

WEIGHTED AVERAGE SHARES OUTSTANDING WITH COMMON STOCK EQUIVALENTS	19,375		19,267		19,370		19,106
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2006	%	2005	%	2006	%	2005	%
Do-It-Yourself/Retail	$149,903	30%	$198,299	30%	$962,240	36%	$1,012,531	37%
Site-Built Construction	158,477	31%	203,065	31%	811,923	30%	753,791	28%
Manufactured Housing	80,962	16%	127,548	19%	382,203	14%	440,036	16%
Industrial	117,068	23%	133,904	20%	550,669	20%	527,946	19%

Total Gross Sales	506,410	100%	662,816	100%	2,707,035	100%	2,734,304	100%
Sales Allowances	(7,167)		(9,503)		(42,463)		(42,782)

Total Net Sales	$499,243		$653,313		$2,664,572		$2,691,522

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
DECEMBER 2006/2005

(In thousands)	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$51,108	$46,215
Accounts receivable	148,242	185,080
Inventories	245,118	253,769
Other current assets	30,667	17,114

TOTAL CURRENT ASSETS	475,135	502,178

OTHER ASSETS	7,404	7,887
INTANGIBLE ASSETS, NET	180,567	142,522

PROPERTY, PLANT AND EQUIPMENT, NET	250,335	224,333

TOTAL ASSETS	$913,441	$876,920

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$94,441	$106,716
Accrued liabilities	97,101	96,977
Current portion of long-term debt and capital leases	680	458

TOTAL CURRENT LIABILITIES	192,222	204,151

LONG-TERM DEBT AND CAPITAL LEASES, less current portion	169,417	209,039
OTHER LIABILITIES	37,060	31,878

SHAREHOLDERS’ EQUITY	514,742	431,852

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$913,441	$876,920

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE TWELVE MONTHS ENDED
DECEMBER 2006/2005

(In thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$70,125	$67,373
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	33,771	31,311
Amortization of intangibles	5,751	3,485
Notes receivable written off to expense	—	816
Expense associated with share-based compensation arrangements	972	—
Expense associated with stock grant plans	197	162
Deferred income taxes	(1,100)	(7,377)
Tax benefits from non-qualified stock options exercised	—	4,021
Minority interest	3,250	2,349
Loss (gain) on sale or impairment of property, plant and equipment	141	(553)
Changes in:
Accounts receivable	41,912	(28,742)
Inventories	22,262	(36,501)
Accounts payable	(14,576)	16,998
Accrued liabilities and other	(6,385)	20,790
Excess tax benefits from share-based compensation arrangements	(3,998)	—

NET CASH FROM OPERATING ACTIVITIES	152,322	74,132

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(43,504)	(40,233)
Acquisitions, net of cash received	(71,814)	(20,747)
Proceeds from sale of property, plant and equipment	1,245	2,712
Collection of notes receivable	1,614	820
Advances on notes receivable	—	(887)
Insurance proceeds	—	3,057
Other, net	754	(131)

NET CASH FROM INVESTING ACTIVITIES	(111,705)	(55,409)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facilities	(37,700)	23,827
Repayment of long-term debt	(3,228)	(23,407)
Proceeds from issuance of common stock	5,937	4,487
Distributions to minority shareholder	(2,586)	(1,217)
Investment received from minority shareholder	—	500
Dividends paid to shareholders	(2,072)	(1,922)
Excess tax benefits from share-based compensation arrangements	3,998	—
Other, net	(73)	(50)

NET CASH FROM FINANCING ACTIVITIES	(35,724)	2,218

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,893	20,941

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,215	25,274

CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,108	$46,215